Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FuelCell Energy, Inc:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-77008, No. 333-68866, No. 333-92154, No. 333-20807; No. 333-63833 and No. 333-140168), Form S-3 (No. 333-146151, No. 333-140165, No. 333-109690, No. 333-109634, No. 333-125933, No. 333-125936 and No. 333-128088) and on Form S-1 (No. 333-146935) of FuelCell Energy, Inc. of our report dated January 14, 2009, with respect to the Consolidated Balance Sheets of FuelCell Energy, Inc. as of October 31, 2008 and 2007 and the related Consolidated Statements of Operations, Changes in Shareholders’ Equity and Cash Flows for each of the years in the three-year period ended October 31, 2008 and the effectiveness of internal control over financial reporting as of October 31, 2008, which report appears in the October 31, 2008 annual report on Form 10-K of FuelCell Energy, Inc.

Our report dated January 14, 2009 contains an explanatory paragraph that states that the Company changed its method of accounting for share-based payments as of November 1, 2005.

/s/ KPMG LLP

January 14, 2009
Hartford, Connecticut